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Cusip No. G5138L100                      13G                   Page 8 of 9 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                JUNE 8, 1999
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                    MORGAN STANLEY DEAN WITTER & CO., MORGAN STANLEY DEAN WITTER

                    ADVISORS  INC. AND TCW/DW  TELECOM  TRUST hereby agree that,

                    unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co. Incorporated


          MORGAN STANLEY DEAN WITTER ADVISORS INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.


          TCW/DW GLOBAL TELCOM TRUST

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Morgan Stanley Dean Witter
                         Advisors Inc.